                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                  July 31, 2001

             Subsidiary                                       State of Incorporation
             ----------                                       ----------------------

     Bestway Rental, Inc.                                          Tennessee
     U.S. Credit-Service Corporation                               Missouri
     Westdale Data Service, Inc.                                   Texas